UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 1, 2009
IXIA

(Exact name of registrant as specified in its charter)

California	000-31523	95-4635982

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

26601 W. Agoura Road, Calabasas, California	91302

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 818.871.1800

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition	1
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	1
Item 9.01	Financial Statements and Exhibits	4
EX-10.1
EX-10.2
EX-99.1

i

Item 2.02 Results of Operations and Financial Condition
     On January 6, 2009, Ixia (“Ixia” or the “Company”) issued a press release announcing certain preliminary financial results for the fiscal quarter ended December 31, 2008. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
     The information in this Item 2.02 and in Exhibit 99.1 furnished herewith shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     (e)
     Ixia Officer Severance Plan (as amended and restated effective January 1, 2009)
     Ixia amended and restated the Ixia Officer Severance Plan effective January 1, 2009 (as so amended and restated, the “Restated Plan”). The Restated Plan applies (i) as of January 1, 2009, to eligible officers who elect to participate in the Restated Plan as of such date, (ii) as of January 8, 2010, to eligible officers who elect to continue to participate through January 8, 2010 in the Ixia Officer Severance Plan as in effect prior to January 1, 2009 (the “Pre-2009 Plan”) and thereafter in the Restated Plan and (iii) to executive officers of the Company who are first designated as eligible officers on or after January 1, 2009.
     Under the Restated Plan, each executive officer of the Company who is designated by the Board of Directors as an eligible officer for purposes of the Restated Plan is entitled to receive (i) general severance compensation and benefits if his or her employment with the Company terminates under certain conditions, other than in connection with a change in control of the Company, and (ii) change in control severance compensation and benefits in connection with any change in control of the Company and in lieu of such general severance compensation and benefits.
     The following executive officers of the Company have been designated as eligible officers for purposes of the Restated Plan:
President and Chief Executive Officer
Chief Information Officer
Chief Financial Officer
Senior Vice President, Product Development
Senior Vice President, Corporate Affairs and General Counsel
Senior Vice President, Worldwide Sales
Vice President, Engineering Operations

Vice President, Operations
Vice President, Human Resources
     General Severance Compensation. Under the Restated Plan, each eligible officer is entitled to receive general severance compensation and benefits if his or her employment terminates under certain conditions, other than in connection with a change in control of the Company. The circumstances under which an eligible officer is entitled to general severance compensation and benefits include but are not limited to the officer’s termination by Ixia other than for “cause” (as defined in the Restated Plan) and the officer’s voluntary termination following a material diminution of his or her annual base salary.
     The amount of general severance cash compensation that an eligible officer is entitled to receive is calculated based on a formula that takes into account (i) the officer’s most recent annual compensation, which is defined for this purpose as his or her annual base salary rate plus the average annual bonus earned by the officer over a three-year period, and (ii) the length of the officer’s employment with the Company. Specifically, the Company’s Chief Executive Officer is eligible to receive general severance cash compensation equal to 100% of annual compensation if he or she has been employed by the Company for less than one year prior to termination or 200% of such compensation if he or she has been employed for one or more years prior to termination. Other eligible officers are eligible to receive general severance cash compensation equal to 50% of annual compensation if they have been employed by the Company for less than one year prior to termination or 100% of annual compensation if they have been employed by the Company for one or more years prior to termination. If an eligible officer is entitled to receive general severance compensation and benefits, then upon termination of employment the vesting of his or her equity incentive awards (other than under the Company’s Employee Stock Purchase Plan) will generally be accelerated by 12 months and, in the case of exercisable securities, will remain exercisable for the longer of (a) the period specified in the applicable equity award agreement or (b) 90 days following the termination of the officer’s employment with the Company.
     Change in Control Severance Compensation. In the event of a change in control (as defined in the Restated Plan) of the Company and in lieu of the general severance compensation and benefits described above, an eligible officer is entitled to receive change in control severance compensation and benefits under the Restated Plan if, in connection with or within two years following the change in control, the officer elects for “good reason” (as defined in the Restated Plan) to terminate his or her employment with the Company or an acquiror or is terminated by the Company or an acquiror without “cause” (as defined in the Restated Plan).
     The amount of change in control severance cash compensation that an eligible officer is entitled to receive is calculated based on the officer’s most recent annual compensation, which is defined for this purpose as the officer’s annual base salary rate plus target annual bonus. Specifically, the Company’s Chief Executive Officer is eligible to receive change in control severance compensation equal to 200% of annual compensation, and other eligible officers are eligible to receive change in control severance compensation equal to 125% of such compensation. If an eligible officer is entitled to receive change in control severance compensation, then upon termination of employment the vesting of his or her equity incentive awards (other than under the Company’s Employee Stock Purchase Plan), will generally vest to the extent then unvested and, in the case of exercisable securities, will remain exercisable for the longer of (a) the period specified in the applicable equity award agreement or (b) one year following the termination of the officer’s employment.
     Amounts Payable under Restated Plan. The general severance and change in control severance cash compensation that would be payable under the Restated Plan to the Company’s President and Chief Executive Officer and to the executive officers (other than former officers) who were listed in the Summary Compensation Table included in the Company’s Proxy Statement relating to its 2008 Annual Meeting of Shareholders, as filed with the Securities and Exchange Commission on April 28, 2008, if their employment had been terminated as of January 1, 2009 under circumstances entitling them to benefits under the Restated Plan, would be approximately as set forth in the table below. These amounts are based, as applicable, on 2008 annual base salary rates, 2008 target bonuses and/or earned bonuses for 2005, 2006 and 2007.

		General	Change in Control
		Severance	Severance
Executive Officer	Title	Compensation	Compensation
Atul Bhatnagar	President and Chief Executive Officer	$780,000	$1,560,000
Errol Ginsberg	Chief Innovation Officer	548,063	720,000
Thomas B. Miller	Chief Financial Officer	324,058	525,000
Victor Alston	Senior Vice President, Product Development	351,065	550,000
Ronald W. Buckly	Senior Vice President, Corporate Affairs and General Counsel	342,500	525,000
Walker H. Colston, II	Vice President, Engineering Operations	320,159	500,000
     Amendment to the Pre-2009 Plan. In connection with the adoption of the Restated Plan and for the benefit of any eligible officers (as defined in the Pre-2009 Plan) who either (i) elect to continue participation in the Pre-2009 Plan until January 8, 2010 and to participate in the Restated Plan thereafter or (ii) elect to continue participation in the Pre-2009 Plan through and after January 8, 2010, the Company adopted an amendment to the Pre-2009 Plan to incorporate into the Pre-2009 Plan provisions required by Section 409A of the Internal Revenue Code of 1986, as amended (the “Amendment to the Ixia Officer Severance Plan”).
     The foregoing descriptions of the Restated Plan and of the Amendment to the Ixia Officer Severance Plan are qualified in their entirety by reference to the Restated Plan and to the Amendment to the Ixia Officer Severance Plan which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K.

     Item 9.01 Financial Statements and Exhibits
(d)	Exhibits
     The following Exhibits 10.1 and 10.2 are filed, and the following Exhibit 99.1 is furnished, as a part of this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Ixia Officer Severance Plan (as Amended and Restated effective January 1, 2009)

10.2	Amendment to the Ixia Officer Severance Plan

99.1	Press Release dated January 6, 2009 of the Company

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ixia
Dated: January 7, 2009	By:	/s/ Ronald W. Buckly
Ronald W. Buckly
Senior Vice President, Corporate Affairs and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Ixia Officer Severance Plan (as Amended and Restated effective January 1, 2009)

10.2	Amendment to the Ixia Officer Severance Plan

99.1	Press Release dated January 6, 2009 of the Company